UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 5, 2018

SUNDANCE STRATEGIES, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	000-50547	88-0515333
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

4626 North 300 West, Suite No. 365
Provo, Utah  84604
 (Address of Principal Executive Offices, including zip code)

(801) 717-3935
(Registrant’s Telephone Number, including area code)

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective December 6, 2018, Sundance Strategies, Inc. (the “Company”) has agreed to repurchase an aggregate of 8,000,000 shares (the “Repurchased Shares”) of common stock of the Company (“Common Stock”) from three existing stockholders at a price of $0.05 per share of Common Stock. Per the terms of the share repurchase agreement, the cancellation of the shares will happen immediately, although the Company’s payment for the repurchased shares is not required until such time as the Company is financially able to make such payments. The Repurchased Shares include (i) 1,500,000 shares of Common Stock repurchased from North Shore Foundation LLP and 500,000 shares of Common Stock repurchased from Primary Colors LLC, each of which is an entity beneficially owned by Ty D. Mattingly, a former member of the Board of Directors of the Company (the “Board”), and (ii) 6,000,000 shares of Common Stock repurchased from Zoe LLC.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure included in Item 5.02 below related to the issuance of shares of Common Stock is incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2018, Ty D. Mattingly resigned from the Board of Directors of the Company.

On December 6, 2018, the Board of Directors appointed Stephen E. Quesenberry and Glenn S. Dickman to fill vacancies on the Board of Directors. Mr. Quesenberry and Mr. Dickman have not yet been appointed to serve on any committees of the Board of Directors. In connection with their appointments to the Board of Directors, Mr. Quesenberry and Mr. Dickman were each awarded 300,000 shares of Common Stock. In addition, on December 6, 2018, one of the other members of the Board of Directors, Randall F. Pearson, was also awarded 300,000 shares of Common Stock. The aggregate 900,000 shares of Common Stock granted to the members of the Board of Directors were issued pursuant to the exemption from registration in Section 4(a)(2) of the Securities Exchange Act of 1933, as amended.

On July 25, 2018, Mr. Dickman loaned the Company $250,000 through an unsecured promissory note, which bears interest at a rate of 8% annually. To date, the Company has not made any principal or interest payments under this note. As of the date hereof, the full $250,000 of principal remains outstanding and the Company has accrued $3,698 of unpaid interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNDANCE STRATEGIES, INC.

Date:	December 10, 2018	By:	/s/ Randall F. Pearson
Randall F. Pearson
President and Director